EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated January 27, 1999 included in Dendrite International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this Registration Statement.



                                             ARTHUR ANDERSEN LLP

Philadelphia, Pa.
October 5, 1999